      POWER OF ATTORNEY

     Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Nancy Vu, Darren Robb and Stephanie Wingader, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S.
Securities and Exchange Commission (the "SEC") as a result of the undersigned's ownership of or transactions in securities of Park Hotels & Resorts Inc. ("Park
Hotels") (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934,
as amended, (the "Exchange Act") including without limitation, statements on
Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID and any documentation required to enroll in and comply with any EDGAR Next program, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Park Hotels, unless earlier revoked in writing. The undersigned acknowledges that Nancy Vu, Darren Robb and Stephanie Wingader are not assuming any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act.

     This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16 of the Exchange Act of Park Hotels' securities and shall remain in effect until revoked by a subsequently filed instrument.

By: /s/ Christie Kelly
Name: Christie Kelly
Date: July 24, 2025